Pricing Supplement Dated November 29, 2005	Filed pursuant to Rule 424(b)(2)
(To Prospectus dated March 5, 2004, and	Registration Statement Nos.	333-110499 and
Prospectus Supplement dated March 5, 2004)		333-110499-01

CUSIP: 74254PKB7

Principal Life Insurance Company
Secured Medium-Term Notes
Issued Through
Principal Life Income Fundings Trust 15 (the “Trust”)

The description of this pricing supplement of the particular terms of the Secured Medium-Term Notes offered hereby, and the Funding Agreement (specified below) issued by Principal Life Insurance Company (“Principal Life”) to the Trust, the payment obligations of which are fully and unconditionally guaranteed by the Guarantee (specified below) issued by Principal Financial Group, Inc. to the Trust, supplements the description of the general terms and provisions of the notes, the funding agreements and the guarantees set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.

1. The Notes

Principal Amount:	$59,478,000	Purchasing Agent(s) Discount:	0.20%

Issue Price:	100%	Original Issue Date:	December 2, 2005

Net Proceeds to the Trust:	$59,359,000	Stated Maturity Date:	December 5, 2011

Specified Currency:	U.S. Dollars

Interest Payment Dates:	The fifth day of March, June, September and December of each year

Initial Interest Payment Date:	March 5, 2006

Regular Record Date:	15 calendar days prior to the Interest Payment Date

Type of Interest Rate:	☐ Fixed Rate		☑ Floating Rate

Fixed Rate Notes:	☐ Yes		☑ No.	If, Yes,

Interest Rate:

Floating Rate Notes:	☑ Yes		☐ No.	If, Yes,

Regular Floating Rate Notes:	☑ Yes		☐ No.	If, Yes,
Interest Rate:	3-Month LIBOR + .15%
Interest Rate Basis(es):		See below.

Floating Rate/Fixed Rate Note:	☐ Yes		☑ No.	If, Yes,
Floating Interest Rate:
Interest Rate Basis(es):
Fixed Interest Rate:
Fixed Rate Commencement Date:

Inverse Floating Rate Note:	☐ Yes	☑ No.	If, Yes,
Fixed Interest Rate:
Floating Interest Rate:
Interest Rate Basis(es):

Initial Interest Rate, if any:	3-Month Libor + .15% determined on the second London Banking Day preceding the Original Issue Date

Initial Interest Reset Date:	March 5, 2006

Interest Rate Basis(es). Check all that apply:
	☐ CD Rate	☐ Commercial Paper Rate
	☐ CMT Rate	☐ Eleventh District Cost of Funds Rate
	☑ LIBOR	☐ Federal Funds Rate
	☐ EURIBOR	☐ Treasury Rate
	☐ Prime Rate	☐ Other (See Attached)

If LIBOR:	☐ LIBOR Reuters Page	☑ LIBOR Moneyline Telerate Page 3750
LIBOR Currency: U.S. Dollars

If CMT Rate:
Designated CMT Telerate Page:
If 7052:	☐ Weekly Average	☐ Monthly Average
Designated CMT Maturity Index:

Index Maturity:	3-Month

Spread:	+ 0.15%

Spread Multiplier:	Not Applicable

Interest Reset Date(s):	Each Interest Payment Date

Interest Rate Determination Date(s):	The second London Banking Day preceding the related Interest Reset Date

Maximum Interest Rate, if any:	Not applicable

Minimum Interest Rate, if any:	Not applicable

Calculation Agent:	Citibank, N.A.

Exchange Rate Agent:	Not applicable

Computation of Interest:
(not applicable unless different than as specified in the prospectus and prospectus supplement):
Day Count Convention:
(not applicable unless different than as specified in the prospectus and prospectus supplement):

Amortizing Note:	☐ Yes	☑ No.	If, Yes,
Amortizing Schedule:
Additional/Other Terms:

Discount Note:	☐ Yes	☑ No.	If, Yes,
Total Amount of Discount:
Initial Accrual Period of Discount:
Additional/Other Terms:

Redemption Provisions:	☐ Yes	☑ No.	If, Yes,
Initial Redemption Date:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction (if any):
Redemption:	☐ In whole only and not in part
☐ May be in whole or in part
Additional Other Terms:

Repayment:	☐ Yes	☑ No.	If, Yes,
Repayment Date(s):
Repayment Price:
Repayment:	☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Additional Amounts to be Paid for Withholding Tax (not applicable unless specified):

Securities Exchange Listing:	☐ Yes	☑ No.	If, Yes, Name of Exchange:

Authorized Denominations:	$100,000 and integral multiplies of $1,000 thereafter

Ratings:

     The Notes issued under the Program are rated AA by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”).
     Principal Life expects the Notes to be rated Aa2 by Moody’s Investors Service, Inc. (“Moody’s”).

Purchasing Agents Purchasing Notes as Principal:	☑ Yes	☐ No.	If, Yes:

Purchasing Agent(s)	Principal Amount
Lehman Brothers Inc.	$59,478,000

Total:	$59,478,000

Purchasing Agents Purchasing Notes as Principal:	☐ Yes	☑ No.	If, Yes:

Purchasing Agent(s)	Principal Amount

Total:

State of Organization of the Trust:	New York

Additional/Other Terms:	Not applicable.

Special Tax Considerations:	Interest payable on the Notes will be treated as “qualified stated interest” for United States federal income tax purposes, as it meets the specified criteria referenced in the prospectus supplement under the heading “Material United States Federal Income Tax Considerations-U.S. Holders-Interest and Original Issue Discount”.

2. The Funding Agreement

Funding Agreement Issuer:	Principal Life Insurance Company

Funding Agreement No.:	5-17979

Deposit:	$59,478,015

Net Deposit:	$59,359,000

Effective Date:	December 2, 2005

Stated Maturity Date:	December 5, 2011

Specified Currency:	U.S. Dollars

Interest Payment Dates:	The fifth day of March, June, September and December of each year

Initial Interest Payment Date:	March 5, 2006

Type of Interest Rate:	☐ Fixed Rate	☑ Floating Rate

Fixed Rate Funding Agreement:	☐ Yes	☑ No.	If, Yes,

Interest Rate:

Floating Rate Funding Agreement:	☑ Yes	☐ No.	If, Yes,

Regular Floating Rate Funding Agreement:	☑ Yes	☐ No.	If, Yes,
Interest Rate:	3-Month LIBOR + .15%
Interest Rate Basis(es):	See below

Floating Rate/Fixed Rate Funding Agreement:	☐ Yes	☑ No.	If, Yes,
Floating Interest Rate:
Interest Rate Basis(es):
Fixed Interest Rate:
Fixed Rate Commencement Date:

Inverse Floating Rate Funding Agreement:	☐ Yes	☑ No.	If, Yes,
Fixed Interest Rate:
Floating Interest Rate:
Interest Rate Basis(es):

Initial Interest Rate, if any:	3-Month Libor + .15% determined on the second London Banking Day preceding the Original Date

Initial Interest Reset Date:	March 5, 2006

Interest Rate Basis(es). Check all that apply:
	☐ CD Rate		☐ Commercial Paper Rate
	☐ CMT Rate		☐ Eleventh District Cost of Funds Rate
	☑ LIBOR		☐ Federal Funds Rate
	☐ EURIBOR		☐ Treasury Rate
	☐ Prime Rate		☐ Other (See Attached)

If LIBOR:	☐ LIBOR Reuters Page		☑ LIBOR Moneyline Telerate Page 3750
	LIBOR Currency:	U.S. Dollars

If CMT Rate:
Designated CMT Telerate Page:
If 7052:	☐ Weekly Average		☐ Monthly Average
Designated CMT Maturity Index:

Index Maturity:	3-Month

Spread:	+0.15%

Spread Multiplier:	Not Applicable

Interest Reset Date(s):	Each Interest Payment Date

Interest Rate Determination Date(s):	The second London Banking Day preceding the related Interest Reset Date

Maximum Interest Rate, if any:	Not applicable

Minimum Interest Rate, if any:	Not applicable

Computation of Interest:	N/A
(not applicable unless different than as specified in the prospectus and prospectus supplement):
Day Count Convention:	N/A
(not applicable unless different than as specified in the prospectus and prospectus supplement):

Amortizing Funding Agreement:	☐ Yes	☑ No.	If, Yes,
Amortizing Schedule:
Additional/Other Terms:

Discount Funding Agreement:	☐ Yes	☑ No.	If, Yes,
Total Amount of Discount:
Initial Accrual Period of Discount:
Additional/Other Terms:

Redemption Provisions:	☐ Yes	☑ No.	If, Yes,
Initial Redemption Date:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction (if any):
Redemption:	☐ In whole only and not in part
☐ May be in whole or in part
Additional Other Terms:

Repayment:	☐ Yes	☑ No.	If, Yes,
Repayment Date(s):
Repayment Price:
Repayment:	☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Additional Amounts to be Paid For Withholding Tax (not applicable unless specified):

Ratings:

The Funding Agreement issued under the Program is rated AA by S&P.
Principal Life expects the Funding Agreement to be rated Aa2 by Moody’s.

Additional/Other Terms:	Not applicable.

Special Tax Considerations:	Not applicable.

3. The Guarantee

Guarantee Issuer:	Principal Financial Group, Inc.

Effective Date:	December 2, 2005

Additional/Other Terms:	Not applicable